Exhibit 10.1

AMENDMENT No. 10 TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 10 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”), dated as of November 21, 2018, among ORCHIDS PAPER PRODUCTS COMPANY, a Delaware corporation (“Borrower”), the Guarantors party hereto, the lenders party hereto (“Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as a Lender and as LC Issuer, Swing Line Lender and Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).

BACKGROUND

A.       Borrower, Administrative Agent and Lenders are parties to that certain Second Amended and Restated Credit Agreement dated as of June 25, 2015 (as amended, supplemented and modified from time to time, the “Credit Agreement”).

B.       Borrower has requested that Administrative Agent and Lenders increase the Revolving Credit Commitment and amend certain provisions of the Credit Agreement as set forth herein.

C.       Administrative Agent and Lenders are willing to increase the Revolving Credit Commitment and amend certain provisions of the Credit Agreement upon the terms and conditions set forth below.

D.       NOW THEREFORE, in consideration of the matters set forth in the recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

Section 1.                Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

Section 2.                Amendments to the Credit Agreement. As of the Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)               Article I of the Credit Agreement is hereby amended to delete the definition of Eligible Assignee and insert in substitution therefor the following:

“Eligible Assignee” means any Person except a natural Person, the Borrower, any of the Borrower’s Affiliates or Subsidiaries or any Defaulting Lender or any of its Subsidiaries.

(b)               Article I of the Credit Agreement is hereby amended to add the following defined term:

“Tenth Amendment” shall mean Amendment No. 10 to Second Amended and Restated Credit Agreement dated as of November 21, 2018 among Borrower, Guarantors, Administrative Agent and Lenders.”

(c)               Section 6.1(j) of the Credit Agreement is hereby amended to provide that the Cash-Flow Forecast for the period starting the week ending November 9, 2018 to and including December 14, 2018, tendered by Borrower to and accepted by Administrative Agent prior to the Effective Date shall replace the Cash Flow Forecast in existence on the date of this Agreement. On or before the third Business Day of each week, commencing November 14, 2018, Borrower shall provide to Administrative Agent (A) a line-by-line reconciliation of (1) the amounts of budgeted expenditures and receipts for the immediately preceding week as set forth in the Cash-Flow Forecast most recently delivered to and approved by Administrative Agent for such week and (2) the actual expenditures and receipts for such week (together with an explanation, in reasonable detail, of any material differences between the budgeted and actual amounts) and (B) a certification by the CSO, that such person has no reason to believe that such reconciliation is incorrect or misleading in any material respect, and on or before the second Business Day of each week commencing November 13, 2018, Borrower shall provide to Administrative Agent, a report on the prior weekly sales by customer, together with a comparison to budgeted sales for such period and a certification by the CEO or CSO that such person has no reason to believe that such reconciliation is incorrect or misleading in any material respect.

(d)               Notwithstanding anything contained in the Credit Agreement to the contrary, (i) payments of principal, interest and the Commitment Fee due and payable on the Term Loans and Draw Loans and payment of interest on the Revolving Loans otherwise due and payable on October 31, 2018, November 1, 2018 and December 1, 2018 or at the end of the applicable Interest Period if not falling on such dates, shall instead be due and payable on the earlier of the occurrence of an Event of Default or December 31, 2018, (ii) Borrower shall not be entitled to request and Lenders shall have no obligation to make Revolving Loans from and after the Effective Date of this Agreement in excess of the lesser of $7,250,000 (“Cap Amount”) or the amount of Draws on the Revolver set forth in the Cash-Flow Forecast for such period, (iii) the actual ending Revolving Loan balance for each week shall not exceed the projected amount of the ending Revolving Loan balance for such week set forth in the Cash-Flow Forecast, and (iv) Borrower shall use the proceeds of such Revolving Loans solely for the Borrower’s operating and other expenses set forth in the Cash-Flow Forecast.

(e)               Notwithstanding anything contained in the Credit Agreement to the contrary, Borrower agrees to, by not later than December 14, 2018, either provide Administrative Agent with a signed purchase agreement in form and content acceptable to Administrative Agent for the purchase of the equity or assets of Borrower in an amount sufficient to repay the outstanding Obligations in full or a fully executed firm binding commitment from an institutional lender, in form and substance acceptable to Administrative Agent, for replacement financing in an amount sufficient to repay all of Borrower’s Obligations to Administrative Agent and Lenders in full. By not later than December 31, 2018, Borrower shall have closed on the sale of its equity or assets or refinancing and repaid the Obligations in full.

(f)                To the extent Borrower has cash on deposit in its domestic operating accounts (other than the account ending in 9314) in excess of (i) $2,500,000 as measured as of the end of any given week ending prior to December 14, 2018 and (ii) $1,500,000 as of the end of any given week ending on or after December 14, 2018, Borrower shall promptly pay such excess to Administrative Agent for application to the Obligations under the Revolving Loans. Such excess payments shall increase the maximum total amount of permitted Draws on the Revolver under Section 2(c)(ii) hereof; provided, that for the avoidance of doubt, in no event shall the aggregate amount of Revolving Loans after the Effective Date of this Agreement exceed the Cap Amount.

(f) Section 6.21(f) of the Credit Agreement is hereby deleted in its entirety and the following is inserted in substitution therefor:

“(f) [Reserved].

(g) The Revolving Commitment is increased by $5,900,000 and the Revolving Commitment Column to Schedule 1 to the Credit Agreement is hereby amended to read as follows:

Lender	Revolving Commitment

U.S. Bank National Association	$21,282,516.67

JPMorgan Chase Bank, N.A.	$16,072,733.94

SunTrust Bank	$10,668,969.96

First Tennessee Bank	$3,879,625.43

Total Commitments	$51,903,846.00

(h) Borrower covenants and agrees with Administrative Agent and Lenders, to endorse and deposit with Administrative Agent, the check in the approximate amount of $2,200,000 to be received by Borrower from FM Global related to an insurance damage claim by Borrower by not later than November 26, 2018. Such proceeds shall be applied to the outstanding Revolving Loans, but shall not increase the Cap Amount.

(i) Section 10.12 of the Credit Agreement is hereby amended to delete the following sentence where it appears therein:

“Any successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.”

(j) Notwithstanding anything contained in Section 12.3 to the contrary, the Borrower’s consent shall not be required for any assignment by a Lender to be effective.

Section 3.                Representations and Warranties. To induce Administrative Agent and Lenders to execute this Agreement, Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a)               Authorization; No Conflict. Borrower is duly authorized to execute and deliver this Agreement. The execution, delivery and performance by Borrowers of this Agreement, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of applicable law, (ii) the charter, by-laws or other organizational documents of Borrower or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon Borrower or any of its properties or (c) require, or result in, the creation or imposition of any Lien on any asset of Borrower or any other Loan Party (other than Liens in favor of Administrative Agent created pursuant to the Loan Documents).

(b)               Binding Effect. This Agreement constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity (whether enforcement is sought by proceeding in equity or at law).

(c)               Continuation of Representations and Warranties. After giving effect to this Agreement, each of the representations and warranties of Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects with the same effect as though made on and as of the date hereof (except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties shall be true and correct in material respects as of such earlier date).

(d)               No Event of Default. After giving effect to this Agreement, no Event of Default exists.

Section 4.                Conditions Precedent. This Agreement shall be effective as of the date first set forth above, subject to the satisfaction of the following conditions precedent (the date of such satisfaction being the “Effective Date”):

4.1              Execution and Delivery. Borrower, Administrative Agent and Lenders shall have executed and delivered this Agreement.

4.2              No Events of Default. No Event of Default under the Credit Agreement (other than the Existing Events of Default) shall have occurred and be continuing or will result from the consummation of the transactions contemplated by this Agreement.

4.3              Representations and Warranties. The representations and warranties set forth in Section 3 hereof are true and correct.

4.4              Organizational Documents. Administrative Agent shall have received such customary documents and certificates as Administrative Agent may reasonably request relating to the organization, existence and good standing of Borrower and the authorization of the transactions contemplated by this Agreement.

4.5              Payment of Fees and Attorney Costs. Borrower shall have paid to Administrative Agent all reasonable out-of-pocket costs and expenses of Administrative Agent (including legal fees, auditor fees, and consultant fees) in connection with the negotiation, documentation and closing of this Agreement.

4.6              Investment Banker. Borrower shall have retained Houlihan Lokey as its replacement Investment Banker to assist Borrower in the sale of the equity or assets of Borrower on terms reasonably acceptable to Administrative Agent

4.7              CSO Contract. Borrower shall have entered into a revised contract with its CSO on terms reasonably acceptable to Administrative Agent.

Section 5.                Fees. In consideration for Administrative Agent and Lenders entering into this Agreement, Borrower agrees to pay to Administrative Agent, (i) for its own benefit, a fee in the amount of $25,000, and (ii) the pro rata benefit of Lenders executing this Agreement, an amendment fee in the amount of $250,000, which fees shall be non-refundable and fully earned on the Effective Date of this Agreement, and shall be due and payable, along with the Amendment Fee (as defined in the Eighth Amendment) and Amendment Commitment Fee (as defined in the Ninth Amendment) on the earliest of (i) December 31, 2018, (ii) occurrence of an Event of Default, or (iii) sale of all or substantially all of Borrower’s Assets or equity interests or refinancing of the Obligations.

Section 6.                Miscellaneous.

6.1              Effect of Agreement. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement or any other Loan Document, or constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein, and Borrower and each Guarantor hereby fully confirms, affirms and ratifies each Loan Document to which it is a party. Except as specifically modified hereby, the Credit Agreement and the other Loan Documents remain in full force and effect.

6.2              Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of the executed counterpart of this Agreement by telecopy or electronic mail shall be as effective as delivery of a manually executed counterpart to this Agreement.

6.3              Costs and Expenses. Borrower shall pay all invoices of Administrative Agent’s auditors, financial consultants and any legal counsel of Agent within five days of written request.

6.4              Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

6.5              Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

6.6              Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof.

6.7              References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require. Reference in any of this Agreement, the Credit Agreement or any other Loan Document to the Credit Agreement shall be a reference to the Credit Agreement as amended hereby and as further amended, modified, restated, supplemented or extended from time to time.

6.8              Waiver of Claims and Defenses. By execution of this Agreement, Borrower and each Guarantor acknowledges and confirms that it does not have any offsets, defenses or claims arising out of or relating to this Agreement, the Credit Agreement or the other Loan Documents against Administrative Agent, any Lender, or any of their subsidiaries, affiliates, officers, directors, employees, agents, attorneys, predecessors, successors or assigns whether asserted or unasserted. The Borrower and Guarantors, for and on behalf of themselves and their legal representatives, successors and assigns, do waive, release, relinquish and forever discharge the Administrative Agent and each Lender, its parents, subsidiaries, and affiliates, its and their respective past, present and future directors, officers, managers, agents, employees, insurers, attorneys, representatives and all of their respective heirs, successors and assigns (collectively, the “Released Parties”), of and from any and all manner of action or causes of action, suits, claims, demands, judgments, damages, levies and executions of whatsoever kind, nature or description arising on or before the date hereof, including, without limitation, any claims, losses, costs or damages, including compensatory and punitive damages, in each case whether known or unknown, asserted or unasserted, liquidated or unliquidated, fixed or contingent, direct or indirect, which the Borrower or the Guarantors, or their legal representatives, successors or assigns, ever had or now have or may claim to have against any of the Released Parties, with respect to any matter whatsoever, including, without limitation, the Loan Documents, the administration of the Loan Documents, the negotiations relating to this Agreement and the other Loan Documents executed in connection with this Agreement and any other instruments and agreements executed by the Borrower or any Guarantor in connection with the Loan Documents or this Agreement, arising on or before the date hereof (collectively, “Claims”).  The Borrower and each Guarantor acknowledges that they are aware that they may discover facts different from or in addition to those they now know or believe to be true with respect to the Claims, and agree that the release contained in this Agreement is and will remain in effect in all respects as a complete and general release as to all matters released in this Agreement, notwithstanding any such different or additional facts.  The Borrower and each Guarantor agrees not to sue any Released Party or in any way assist any other person or entity in suing a Released Party with respect to any claim released in this Section. Borrower and each Guarantor acknowledges and agrees that Administrative Agent and the Lenders have fully and timely performed all of their respective obligations and duties in compliance with the Loan Documents and applicable law, and has acted reasonably, in good faith, and appropriately under the circumstances.

6.9              Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF OKLAHOMA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

BORROWER:

ORCHIDS PAPER PRODUCTS COMPANY

By:	/s/ Jeffrey S. Schoen
Name:	Jeffrey S. Schoen
Title:	President and CEO

GUARANTORS:

ORCHIDS MEXICO (DE) HOLDINGS, LLC

By:	/s/ Jeffrey S. Schoen
Name:	Jeffrey S. Schoen
Title:	President and CEO

ORCHIDS MEXICO (DE) MEMBER, LLC

By:	/s/ Jeffrey S. Schoen
Name:	Jeffrey S. Schoen
Title:	President and CEO

ORCHID PAPER PRODUCTS COMPANY OF SOUTH CAROLINA

By:	/s/ Jeffrey S. Schoen
Name:	Jeffrey S. Schoen
Title:	President and CEO

OPP ACQUISITION MEXICO, S. de. R.L.de C.V.

By:	/s/ Jeffrey S. Schoen
Name:	Jeffrey S. Schoen
Title:	President and CEO

ADMINISTRATIVE AGENT:

U.S. BANK NATIONAL ASSOCIATION, as a Lender, LC Issuer, Swing Line Lender and Administrative Agent

By:	/s/ Mike Warren
Name:	Mike Warren
Title:	Sr. V.P.

LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kevin Kemp
Name:	Kevin Kemp
Title:	VP

SUNTRUST BANK, as a Lender

By:	/s/ Samuel M. Ballesteros
Name:	Samuel M. Ballesteros
Title:	Senior Vice President

FIRST TENNESSEE BANK, as a Lender

By:	/s/ Jim Hennigan
Name:	Jim Hennigan
Title:	SVP